                                                                    EXHIBIT 10.6

         CAPITAL CONTRIBUTION AND DEBT CANCELLATION AGREEMENT


         This CAPITAL CONTRIBUTION AND DEBT CANCELLATION AGREEMENT (the "Agreement") is made and entered into this 26th day of June, 1996, by and between Myriad International, Inc., a Delaware corporation ("Myriad"), and Conversion Industries, Inc., a British Columbia corporation ("Conversion"), as to the following recitals of fact:


                                    RECITALS


         A. Conversion, pursuant to a Loan Agreement by and between Conversion and Myriad, dated October 31, 1993, loaned Myriad the principal sum of Five Million Seven Hundred Eighty Thousand Seven Hundred Twenty One Dollars and fifty nine cents ($5,780,721.59) and has subsequently loaned Myriad an additional $514,000, for a total principal balance of $6,294,721.59 (the "Loan").

         B. Myriad acknowledges that it is presently obligated to pay to Conversion all unpaid principal and accrued interest owing on the Loan, which amounts to $8,215,607 as of April 30, 1996 (the "Loan Balance").

         C. Conversion is the owner of approximately 300,000 shares of Myriad Class A Common Stock; warrants to acquire an additional 215,000 shares of Myriad Class A Common Stock (125,000 warrants exercisable at $1.00 per share, 50,000 exercisable at $0.50 per share and 40,000 exercisable at $0.75 per share) and 500,000 shares of Myriad Series 2 Preferred Stock which is convertible into 1,000,000 shares of Myriad Class A Common Stock. (Conversion's shareholdings in Myriad Class A Common Stock; warrants and Series 2 Preferred Stock will sometimes collectively be referred to herein as the "Myriad Securities").

         D. As collateral for the Loan, Conversion is holding all of the outstanding shares of Remedquip International Manufacturing, Inc., an Oregon corporation ("Remedquip"), A&E Industries, Inc., a Delaware corporation ("A&E"), and Advanced Test Systems, Inc., a California corporation ("ATS"). Remedquip, A&E, and ATS are all wholly-owned subsidiaries of Myriad.

         E. Myriad has made capital contributions to A&E in the amount of $6,000,000 as of July 31, 1995.

         F. A&E, in consideration of the capital contributions described in Paragraph E above, guaranteed the repayment of the Loan in accordance with the provisions of a Guaranty and Indemnity Agreement dated October 31, 1994 (the "Guaranty Agreement") and a Security Agreement dated as of the same date (the "Security Agreement").

         G. A&E is presently in Chapter 7 proceedings under the United States Bankruptcy Code in the United States Bankruptcy Court, Southern District of California, Case Number 94-08317-A7 (the "A&E Bankruptcy Proceedings").

         H. Conversion, by virtue of the Guaranty Agreement and the Security Agreement, is a secured creditor of A&E in the A&E Bankruptcy Proceedings.

         I. Myriad is also a claimant against A&E in the A&E Bankruptcy Proceedings and filed all documents necessary to perfect its rights as a claimant in such proceedings.

         J. ATS is also a claimant in the A&E Bankruptcy Proceedings.

         K. A&E, prior to the Bankruptcy Proceedings, performed work pursuant to four (4) contracts entered into between A&E and the United States Department of the Navy dated October 8 and 9, 1993, respectively (the "Navy Contracts"), which work related to the vessel known as the U.S.S. Constellation. A dispute has arisen between A&E and the United States Department of the Navy regarding non-payment of certain amounts owing under the Navy Contracts.

         L. Conversion is willing to: (a) release Myriad of all liability with respect to the Loan Agreement and all amounts owing thereunder and (b) to return to Myriad all of the shares of Remedquip, A&E, and ATS that it is holding as collateral in return for (i) the payment of Seven Hundred and Fifty Thousand Dollars ($750,000); (ii) the assignment of all rights, title and interest that Myriad and ATS have in the A&E Bankruptcy Proceedings and (iii) the reduction in exercise price of the 125,000 warrants presently at $1.00 and the 40,000 warrants presently at $0.75 to $0.50.


                                    AGREEMENT


         In consideration of the terms, conditions, releases, warranties, and covenants contained herein, Conversion and Myriad agree as follows:

         1. Recitals and Exhibits Recitals A through L are incorporated herein by this reference and made a part hereof. All Exhibits referenced in this Agreement shall be attached to the Agreement and shall be deemed incorporated herein.

         2. Payment and Assignment by Myriad to Conversion

                  2.1 On or before August 1, 1996 Myriad shall pay to Conversion by cashier's check or federal wire the sum of Two Hundred and Fifty Thousand Dollars ($250,000).

                  2.2 On or before September 30, 1996, Myriad shall pay to Conversion by cashier's check or federal wire the sum of Two Hundred and Fifty Thousand Dollars ($250,000).

                  2.3 On or before October 31, 1996, Myriad shall pay to Conversion by cashier's check or federal wire the sum of Two Hundred and Fifty Thousand Dollars ($250,000).

                  2.4 Myriad, in its capacities as a shareholder and/or creditor of A&E, hereby transfers and assigns and agrees to execute any additional documents reasonably required to transfer and assign to Conversion all of its rights to the claims filed or which can be filed by Myriad in and to the A&E Bankruptcy Proceedings to Conversion. Myriad will provide the Notice of Assignment, a copy of which is attached hereto as Exhibit 2.3, to the Trustee in the A&E Bankruptcy Proceedings.

                  2.5 Myriad, in its capacities as a shareholder and/or creditor of A&E and the sole shareholder of ATS, hereby transfers and assigns and agrees to execute any additional documents reasonably required to transfer and assign to Conversion all of ATS' rights to the claims filed or which can be filed by ATS in and to the A&E Bankruptcy Proceedings to Conversion. Myriad will cause ATS to provide the Notice of Assignment, a copy of which is attached hereto as
Exhibit 2.4, to the Trustee in the A&E Bankruptcy Proceedings.

                  2.6 Myriad agrees to reduce the exercise price of the 165,000 warrants presently at $1.00 (125,000) and $0.75 (40,000) to $0.50.

         3. Release of Liability

                  3.1 Upon receipt of the payments required by Paragraphs 2.2,
2.3 and 2.4 above and return of an acknowledgment of the assignments provided for in Paragraphs 2.4 and 2.5 from the United States Bankruptcy Trustee in the A&E Bankruptcy Proceedings. Conversion shall release Myriad with respect to all liability for the repayment of the Loan and return to Myriad the shares of Remedquip, A&E and ATS that it is holding as collateral.

                  3.2 In the event Myriad fails to make any of the payments required by Paragraph 3.1 on or before the dates specified, Conversion has the right to terminate this Agreement on five days written notice; provided that the Loan Balance shall be reduced by $1.00 for each dollar of payments made by Myriad.

                  3.3 Upon consummation of this Agreement, Myriad shall release Conversion from any and all liability with respect to the Loan and transactions related to the Loan.

         4.       Cooperation of Myriad

                  4.1 Conversion intends to enter into an agreement with the Trustee in the A&E Bankruptcy Proceedings and the Internal Revenue Service, subject to the United States Bankruptcy Court's approval, regarding the funding of special counsel to pursue any claims A&E has against the United States Department of the Navy arising out of the Navy Contracts.

                  4.2 Myriad shall utilize its best efforts to cause A&E, through the Bankruptcy Trustee, to continue to pursue all claims against the United States Department of the Navy arising out of the Navy Contracts and to take all steps reasonably necessary to cause payment by the United States Department of the Navy to A&E and/or to the Bankruptcy Trustee, including but not limited to providing all documents and materials to the Trustee's special counsel and to utilize its best efforts to identify and make available all personnel necessary so as to assist A&E and/or the Bankruptcy Trustee to prove any claims against the United States Department of the Navy arising out of the Navy Contracts.

         5.       Representations and Warranties of the Parties

                  5.1 Myriad hereby represents and warrants to Conversion that it is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted in the State of California. Myriad further represents that each of the recitals made herein concerning Myriad and/or A&E are true and correct as of the date hereof.

                  5.2 Myriad hereby represents that it has not made any prior assignments of the claims against A&E of Myriad and/or ATS being assigned to Conversion pursuant to Paragraphs 2.4 and 2.5 of this Agreement.

                  5.3 Conversion hereby represents and warrants to Myriad that it is a corporation duly organized and validly existing under the laws of the Province of British Columbia and has all requisite corporate power and authority to carry on its business as now conducted in the State of California. Conversion further represents that each of the recitals made herein concerning it are true and correct as of the date hereof.

                  5.4 Myriad and Conversion each represents that each corporation is duly qualified to transact business in each jurisdiction in which it transacts business. All corporate action on the part of Myriad and Conversion necessary for the authorization, execution and delivery hereunder has been taken or will be taken prior to the delivery of and payment for the Myriad Securities, and this Agreement constitutes a valid and legally binding obligation of Myriad and Conversion.

No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of Myriad or Conversion is required in connection with the consummation of the transactions contemplated by this Agreement. NOTHING HEREIN SHALL AFFECT CONVERSION'S RIGHT TO SEEK REPAYMENT OF THE LOAN FROM A&E PURSUANT TO THE GUARANTY AGREEMENT.

         6. Bankruptcy Court Approval

                  6.1 Conversion shall use its reasonable best efforts to obtain approval of the Bankruptcy Court to the consummation of the transactions contemplated by this Agreement. Conversion further agrees to submit this Agreement to the Bankruptcy Court for its approval as soon as reasonably practical but in no event later than July 15, 1996.

                  6.2 Myriad agrees to pay the reasonable attorneys fees incurred by Conversion in seeking Bankruptcy Court approval of this Agreement, such fees not to exceed $5,000.

         7. Survival. Notwithstanding the consummation of the transactions contemplated by this Agreement, the representations and warranties of Myriad and Conversion contained in this Agreement shall survive the consummation of the transactions contained in this Agreement for three (3) years after the date of execution of this Agreement.

         8. Counterparts. This Agreement may be executed in one or more counterparts, including counterparts by telecopy or facsimile signature, each of which shall constitute one in the same instrument.

         9. Entire Agreement. This Agreement contains all of the promises which have been made in connection with the cancellation of the Loan and supersedes the Capital Contribution and Debt Cancellation Agreement dated July 31, 1995. There are no unstated or hidden terms, and every term which is important to this Agreement is specified in writing. This Agreement contains the entire understanding of the Parties of the terms upon which they have agreed to enter into this Agreement, and any prior contemporaneous oral representations shall be of no force and effect.

         10. Headings. All topic headings in this Agreement have been used for organizational purposes only and have no independent legal significance or import.

         11. Unenforceable Terms. The Parties agree that if any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

         12. Further Assurances. Each of the Parties hereby agrees to at any time and from time to time, upon the request of any party hereto, to execute and deliver such further documents and do such other acts as reasonably requested in order to effect fully the purposes of this Agreement.

         13. Assignment. Each of the Parties shall have the right to assign this Agreement to any successor entity, provided such entity agrees in writing to be bound by all of the terms of this Agreement.

         14. Arbitration. Any dispute concerning this Agreement shall be settled by binding arbitration in accordance with the rules of the American Arbitration Association in Los Angeles County, California.

         15. Action on Agreement. If any party brings an action to enforce this Agreement or any provision thereof, the prevailing party shall be entitled to recover its attorneys' fees and costs from the losing party.


Dated as of the date first written above.

                                          Conversion Industries, Inc.


                                          By     \s\ Daniel J. Roggemann
                                             -----------------------------------
                                                 Daniel J. Roggemann
                                                 Chairman & CEO


                                          Myriad Industries, Inc.




                                          By     \s\  Jerome O. Crawford
                                             -----------------------------------
                                                 Jerome O. Crawford
                                                 Chairman & CEO

August 14, 1996

Mr. Daniel J. Roggemann, Chairman
Conversion Industries Inc.
234 E. Colorado Blvd.. Suite 510
Pasadena, CA 91101

Dear Mr. Roggemann:

This letter confirms our agreement that the date for the initial payment of $250,000 set forth in Section 2.1 of the Capital Contribution and Debt Cancellation Agreement of June 26, 1996 is extended to September 3, 1996: the date for the second payment set forth in Section 2.2 is extended to October 1, 1996 and the date for the final payment set forth in Section 2.3 is extended to November 1, 1996.

In addition the date to submit the agreement for Bankruptcy Court approval set forth in Section 6.1 is extended to a date as soon as reasonably practicable as mutually agreed by the parties.


Sincerely,

/s/ Jerome O. Crawford

Jerome O. Crawford,
Chairman


Accepted and Agreed:

Conversion Industries Inc.


By:    /s/ Daniel J. Roggemann
    ------------------------------------------
         Daniel J. Roggemann,
         Chairman